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Exhibit 5.1

[FAEGRE & BENSON LLP LETTERHEAD]

January 19, 2006

Crocs, Inc.
6273 Monarch Park Place
Niwot, Colorado 80503

  Re:
  Registration Statement on Form S-1 (No. 333-127526)

Ladies and Gentlemen:

        In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the proposed sale of up to 10,350,000 shares of Common Stock, par value $.001 per share (the "Shares"), of Crocs, Inc., a Delaware corporation (the "Company"), we have examined such corporate records and other documents, including the Registration Statement on Form S-1 relating to such Shares (as such Registration Statement may be amended from time to time, the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion, and we advise you that in our opinion:

        1.     The Company is a corporation duly organized and existing under the laws of the State of Delaware.

        2.     When the Shares to be sold by the Company are issued and sold as contemplated in the Registration Statement, with payment for the Shares received by the Company in the manner described in the Underwriting Agreement, such Shares will be duly authorized by all necessary corporate action of the Company, legally and validly issued and fully paid and nonassessable.

        3.     The Shares to be sold by the Selling Stockholders have been duly authorized by all necessary corporate action of the Company, are legally and validly issued and fully paid and nonassessable.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the reference to our firm wherever appearing therein. In giving such consent, we do not thereby admit we are within the category of persons whose consent is required under Section 7 of the Act or the rules thereunder.

Very truly yours,
Faegre & Benson LLP
/s/ FAEGRE & BENSON LLP

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  Exhibit 5.1